COLLATERAL MAINTENANCE AGREEMENT

                                     BETWEEN

                           CONTINENTAL AIRLINES, INC.

                                       AND

                           MBIA INSURANCE CORPORATION

                          dated as of December 6, 2002

                                   relating to

                      Floating Rate Secured Notes due 2007

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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1   DEFINITIONS AND RULES OF CONSTRUCTION..............................1

   Section 1.1   Definitions...................................................1

   Section 1.2   Rules of Construction.........................................1

ARTICLE 2   REPORTS REGARDING THE COLLATERAL...................................1

   Section 2.2   Semiannual Appraisal..........................................2

   Section 2.3   Quarterly Reports.............................................3

   Section 2.4   Special Reports...............................................3

   Section 2.5   Information from the Trustee..................................4

   Section 2.6   Independent Appraiser.........................................4

ARTICLE 3   COLLATERAL REQUIREMENTS............................................4

   Section 3.1   Maintenance of Collateral Ratio and Rotable Ratio.............4

   Section 3.2   Certain Limitations Regarding the Collateral..................6

   Section 3.3   Fleet Reduction...............................................7

   Section 3.4   Liens.........................................................7

   Section 3.5   Maintenance...................................................7

   Section 3.6   Possession....................................................8

   Section 3.7   Inspection....................................................9

   Section 3.8   The Company's Obligation to Insure............................9

ARTICLE 4   MISCELLANEOUS.....................................................10

   Section 4.1   Benefits of Agreement Restricted.............................10

   Section 4.2   Appraiser's Certificate......................................10

   Section 4.3   Notices; Waiver..............................................10

   Section 4.4   Amendments, Etc..............................................11

   Section 4.5   No Waiver....................................................11

   Section 4.6   Successors and Assigns.......................................11

   Section 4.7   Governing Law................................................12

   Section 4.8   Effect of Headings...........................................12

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                                                                            PAGE

   Section 4.9   Counterpart Originals........................................12

   Section 4.10  Severability.................................................12

APPENDIX I   - DEFINITIONS
APPENDIX II  - FORM OF APPRAISAL COMPLIANCE REPORT
APPENDIX III - FORM OF NONAPPRAISAL COMPLIANCE REPORT
APPENDIX IV  - INSURANCE

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                        COLLATERAL MAINTENANCE AGREEMENT

     COLLATERAL MAINTENANCE AGREEMENT, dated as of December 6, 2002, between 0CONTINENTAL AIRLINES, INC., a Delaware corporation (the "COMPANY"), and MBIA INSURANCE CORPORATION, a New York insurance company (the "POLICY PROVIDER").


                                 R E C I T A L S

     WHEREAS, the Company, the Trustee, the Policy Provider and the Liquidity Provider have entered into the Indenture providing for the issuance of $200,000,000 aggregate principal amount of the Securities, and the Policy Provider has issued the Policy under which the Trustee may make drawings to make certain payments with respect to the Securities;

     WHEREAS, in order to secure the payment of the principal amount of and interest on the Securities and all other Obligations of the Company under the Indenture, the Securities and the other Operative Documents, the Company has granted a security interest in the Spare Parts Collateral pursuant to the Security Agreement; and

     WHEREAS, the Company and the Policy Provider wish to set forth herein certain additional agreements with respect to the Spare Parts Collateral.

     NOW, THEREFORE, in consideration of the premises and other benefits to the Company, the receipt and sufficiency of which are hereby acknowledged, the Company and the Policy Provider agree as follows:


                                    ARTICLE 1

                      DEFINITIONS AND RULES OF CONSTRUCTION

     Section 1.1 DEFINITIONS. Capitalized terms used above or hereinafter and not otherwise defined herein shall have the meanings ascribed to such terms in
Section 1 of the Definitions Appendix attached hereto as Appendix I, which shall be part of this Agreement as if fully set forth in this place.

     Section 1.2 RULES OF CONSTRUCTION. The rules of construction for this Agreement are set forth in Section 2 of the Definitions Appendix.


                                    ARTICLE 2

                        REPORTS REGARDING THE COLLATERAL

     Section 2.1 ANNUAL APPRAISAL. So long as the Securities are Outstanding, by the fifth Business Day of February in 2004 and by the fifth Business Day of February of each year thereafter, the Company shall furnish the Policy Provider

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and the Trustee an Independent  Appraiser's Certificate signed by an Independent
Appraiser, dated as of a date between the preceding January 15 and February 1 (inclusive). Each such Independent Appraiser's Certificate shall state, in the opinion of such Independent Appraiser, based upon use of the Annual Methodology, the following:

     (a) the Fair Market Value of the Collateral (excluding any Cash Collateral and, for the avoidance of doubt, any Excluded Parts) as of a specified date within 30 days (or, if an Independent Appraiser's Certificate signed by such Independent Appraiser has not previously been delivered to the Policy Provider pursuant to this Agreement or in the Offering Memo, 60 days) (the "PERMITTED DAYS") preceding the date of such Certificate (the "ANNUAL VALUATION DATE");

     (b) the Fair Market Value of the Rotables and of the Expendables included in the Collateral as of the applicable Annual Valuation Date (and shall separately state the quantity of such Rotables and Expendables); and

     (c) the Fair Market Value of the Serviceable Parts and the Unserviceable Parts included in the Collateral as of the applicable Annual Valuation Date.

     Each annual Independent Appraiser's Certificate shall be accompanied by an Appraisal Compliance Report determined as of the applicable Annual Valuation Date. The Appraisal Compliance Report shall set forth the calculation of the Collateral Ratio and the Rotable Ratio based on the Fair Market Value of the Collateral and the Rotables set forth in such Independent Appraiser's Certificate, the Fair Market Value of Cash Collateral held by the Collateral Agent, and the principal amount of the Securities Outstanding, each as of the applicable Annual Valuation Date. Upon written request of the Policy Provider given to the Company within twenty Business Days after delivery to the Policy Provider of an annual Independent Appraiser's Certificate under this Section 2.1, the Company shall furnish to the Policy Provider (with a copy to the Trustee) a recent Parts Inventory Report and a report showing the percentage of the average cost of the Pledged Spare Parts located at each Company facility as of the same date as the date of such Parts Inventory Report.

     Section 2.2 SEMIANNUAL APPRAISAL. So long as the Securities are Outstanding, by the fifth Business Day of February in 2003, by the fifth Business Day of August in 2003 and by the fifth Business Day of August in each year thereafter, the Company shall furnish the Policy Provider and the Trustee an Independent Appraiser's Certificate signed by an Independent Appraiser, dated as of a date between the preceding January 15 and February 1 (inclusive), in the case of such Certificate due in February 2003 (the "FEBRUARY 2003 CERTIFICATE"), or the preceding July 15 and August 1 (inclusive), in the case of such other Certificates. Each such semiannual Independent Appraiser's Certificate shall state, in the opinion of such Independent Appraiser, based upon the use of the Semiannual Methodology, the following:

     (a) the Fair Market Value of the Collateral (excluding any Cash Collateral and, for the avoidance of doubt, any Excluded Parts) as of a specified date within the Permitted Days preceding the date of such Certificate (the "SEMIANNUAL VALUATION DATE");

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     (b)  the Fair Market Value of the Rotables and of the Expendables  included in the Collateral as of the applicable Semiannual Valuation Date (and shall separately state the quantity of such Rotables and Expendables); and

     (c) the Fair Market Value of the Serviceable Parts and the Unserviceable Parts included in the Collateral as of the applicable Semiannual Valuation Date.

     Each semiannual Independent Appraiser's Certificate shall be accompanied by an Appraisal Compliance Report determined as of the applicable Semiannual Valuation Date, except that no Appraisal Compliance Report shall be required to accompany the February 2003 Certificate, and the Maximum Collateral Ratio and Minimum Rotable Ratio requirements shall not be required to be satisfied in connection with the February 2003 Certificate. The Appraisal Compliance Report provided with the semiannual Independent Appraiser's Certificate shall set forth the calculation of the Collateral Ratio and the Rotable Ratio based on the Fair Market Value of the Collateral and Rotables set forth in such Independent Appraiser's Certificate, the Fair Market Value of Cash Collateral held by the Collateral Agent, and the principal amount of the Securities Outstanding, each as of the applicable Semiannual Valuation Date, PROVIDED that the Cash Collateral deposited by the Company with the Security Agent on the Closing Date shall be excluded from the calculation of the Collateral Ratio and Rotable Ratio in connection with the Independent Appraiser's Certificate due by the fifth Business Day of August, 2003, for purposes of Article 3 of this Agreement (but not for purposes of Section 7.03 of the Security Agreement).

     Section 2.3 QUARTERLY REPORTS. So long as the Securities are Outstanding, within ten Business Days after each May 1 and November 1, commencing with May 1, 2003, the Company shall furnish the Policy Provider and the Trustee a Nonappraisal Compliance Report determined as of such May 1 or November 1, as applicable, or any date during such ten Business Day period thereafter.

     Section 2.4 SPECIAL REPORTS. The Policy Provider may (i) if the Company defaults in any of its obligations with respect to indebtedness of the Company in an outstanding principal amount greater than $100,000,000 which results in the acceleration of the Company's obligation to pay such indebtedness in full prior to its stated final maturity date, at any time prior to the payment of such indebtedness or the reversal of such acceleration, or (ii) if an Event of Default occurs, at any time while such Event of Default is continuing, request by written notice to the Company that the Company furnish to the Policy Provider (with a copy to the Trustee) a special Independent Appraiser's Certificate. Any such special Independent Appraiser's Certificate shall state, in the opinion of such Independent Appraiser, based upon use of the Annual Methodology, the following:

     (a) the Fair Market Value of the Collateral (excluding any Cash Collateral and, for the avoidance of doubt, any Excluded Parts) as of a specified date within the Permitted Days preceding the date of such Certificate (the "SPECIAL VALUATION DATE" and, together with each Annual Valuation Date and Semiannual Valuation Date, the "VALUATION DATES");

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     (b)  the Fair Market Value of the Rotables and of the Expendables  included in the Collateral as of the applicable Special Valuation Date (and shall separately state the quantity of such Rotables and Expendables); and

     (c) the Fair Market Value of the Serviceable Parts and the Unserviceable Parts included in the Collateral as of the applicable Special Valuation Date.

     The Company shall furnish to the Policy Provider (with a copy to the Trustee) any such requested special Independent Appraiser's Certificate reasonably promptly after receipt of such request. Notwithstanding the foregoing, the Company shall not be obligated (i) to furnish any Independent Appraiser's Certificate under this Section 2.4 during the Section 1110 Period or
(ii) to deliver pursuant to this Article 2 an Independent Appraiser's Certificate more than twice in any six month period. Upon written request of the Policy Provider given to the Company within twenty Business Days after delivery to the Policy Provider of a special Independent Appraiser's Certificate under this Section 2.4, the Company shall furnish to the Policy Provider (with a copy to the Trustee) a recent Parts Inventory Report and a report showing the percentage of the average cost of the Pledged Spare Parts located at each Company facility as of the same date as the date of such Parts Inventory Report.

     Section 2.5 INFORMATION FROM THE TRUSTEE. The Fair Market Value of any Investment Securities included in the Cash Collateral for purposes of this Agreement shall be determined by the Trustee in accordance with customary financial market practices. The Trustee shall inform the Company of the principal amount of the Securities Outstanding and the Fair Market Value of any Investment Securities included in the Collateral, in each case as of any Valuation Date or for purposes of Section 3.1, promptly after the Company's request for such information.

     Section 2.6 INDEPENDENT APPRAISER. If the Policy Provider has a reasonable basis for concluding that the performance of the Independent Appraiser that executed the most recent Independent Appraiser's Certificate delivered pursuant to Article 2 was not satisfactory, the Policy Provider may designate another Independent Appraiser to perform the next required appraisal under this Article 2 by written notice given to the Company within 90 days after the date of such most recent Independent Appraiser's Certificate. The Company shall use such other Independent Appraiser designated by the Policy Provider for the next appraisal unless it gives the Policy Provider written notice of reasonable objection to the use of such other Independent Appraiser.


                                    ARTICLE 3

                             COLLATERAL REQUIREMENTS

     Section 3.1 MAINTENANCE OF COLLATERAL RATIO AND ROTABLE RATIO.

     (a) If the Collateral Ratio, as most recently determined pursuant to an Appraisal Compliance Report, is greater than the Maximum Collateral Ratio, the Company shall within 90 days after the date of the Appraisal Compliance Report setting forth the calculation of such Collateral Ratio:

          (i) subject additional Qualified Spare Parts (the "ADDITIONAL PARTS") to the Lien of the Security Agreement in accordance with Section 3.1(c);

          (ii) grant a security interest to a Collateral Agent in other property to secure the Obligations for the benefit of the Holders and the Indemnitees, PROVIDED that the Company shall have received, with respect to the use for purposes of this Section 3.1(a) of such additional collateral and the applicable Collateral Agreement, (x) approval of the Policy Provider and (y) Rating Agency Confirmation;

          (iii) provide additional cash and/or Investment Securities to the Collateral Agent under the Security Agreement, PROVIDED that if the Continental Cash Balance as of the applicable Valuation Date was less than $600,000,000, then the amount of Cash Collateral included in the Collateral, after giving effect to the action taken pursuant to Sections 3.1(a) and 3.1(b) with respect to such Valuation Date, shall not exceed $20,000,000;

          (iv) deliver Securities to the Trustee for cancellation;

          (v) redeem some or all of the Securities pursuant to Article 4 of the Indenture; or

          (vi) any combination of the foregoing;

such that, the Collateral Ratio, as recalculated giving effect to such action taken pursuant to this Section 3.1(a) and, in the case of clauses (i), (ii) and
(iii) of this Section 3.1(a), using the Fair Market Value of any such additional Collateral determined pursuant to Section 3.1(d) (but otherwise using the information used to determine the Collateral Ratio as most recently determined pursuant to Article 2), would not be greater than the Maximum Collateral Ratio.

     (b) If the Rotable Ratio, as most recently determined pursuant to an Appraisal Compliance Report, is less than the Minimum Rotable Ratio, the Company shall within 90 days after the date of the Appraisal Compliance Report setting forth the calculation of such Rotable Ratio:

          (i) subject additional Rotables (the "ADDITIONAL ROTABLES") to the Lien of the Security Agreement in accordance with Section 3.1(c);

          (ii) provide additional cash and/or Investment Securities to the Collateral Agent under the Security Agreement; PROVIDED that if the Continental Cash Balance as of the applicable Valuation Date was less than $600,000,000, then the amount of Cash Collateral included in the Collateral, after giving effect to the action taken pursuant to Sections 3.1(a) and 3.1(b) with respect to such Valuation Date, shall not exceed $20,000,000;

          (iii) deliver Securities to the Trustee for cancellation;

          (iv) redeem some or all of the Securities pursuant to Article 4 of the Indenture; or

          (v) any combination of the foregoing.

such that, the Rotable Ratio, as recalculated giving effect to such action taken pursuant to this Section 3.1(b) and, in the case of clauses (i) and (ii) of this
Section 3.1(b), using the Fair Market Value of any such additional Collateral determined pursuant to Section 3.1(d) (but otherwise using the information used to determine the Rotable Ratio as most recently determined pursuant to Article
2), would not be less than the Minimum Rotable Ratio.

     (c) In order to comply with Section 3.1(a)(i) or 3.1(b)(i), the Company shall (i) add one or more locations as Designated Locations pursuant to Section 4.02(b) of the Security Agreement, in which case the Qualified Spare Parts or Rotables, as the case may be, at such new Designated Locations, to the extent not included in the Pledged Spare Parts on the preceding Valuation Date, shall be deemed Additional Parts or Additional Rotables, as the case may be; and/or
(ii) add to a Designated Location Qualified Spare Parts or Rotables, as the case may be, that were not included as Pledged Spare Parts on the preceding Valuation Date, which shall be deemed Additional Parts or Additional Rotables, as the case may be.

     (d) In connection with the provision of additional Collateral pursuant to clause (i) or (ii) of Section 3.1(a) or Section 3.1(b), the Company shall furnish to the Policy Provider (with a copy to the Trustee) an Independent Appraiser's Certificate signed by an Independent Appraiser, dated as of a date after the most recent Valuation Date, stating, in the opinion of such Independent Appraiser, the Fair Market Value of such additional Collateral (other than Cash Collateral), as of a date not earlier than 60 days prior to the date of such Independent Appraiser's Certificate (but not earlier than the most recent Valuation Date) and using, in the case of Additional Parts or Additional Rotables, the Annual Methodology.

     (e) If the Company shall have provided Cash Collateral pursuant to Section 3.1(a)(iii) or Section 3.1(b)(ii) (the "TEMPORARY CASH COLLATERAL"), it shall within 90 days after providing such Temporary Cash Collateral (i) in the case of
Section 3.1(a)(iii), take additional action pursuant to Section 3.1(a) (excluding the right to provide Cash Collateral) to cause the Collateral Ratio, calculated to exclude such Temporary Cash Collateral, not to be greater than the Maximum Collateral Ratio and (ii) in the case of Section 3.1(b)(ii), take additional action pursuant to Section 3.1(b) (excluding the right to provide Cash Collateral) to cause the Rotable Ratio, calculated to exclude such Temporary Cash Collateral, not to be less than the Minimum Rotable Ratio.

     Section 3.2 CERTAIN LIMITATIONS REGARDING THE COLLATERAL. During any period commencing on the Closing Date or the date of an Independent Appraiser's Certificate delivered pursuant to Article 2 through the date preceding the date of the next Independent Appraiser's Certificate delivered pursuant to Article 2 (each, an "APPLICABLE PERIOD"), the Company agrees that, as of any date during an Applicable Period, the aggregate Appraised Value of all Pledged Spare Parts
(x) previously during such Applicable Period sold, transferred or disposed of (excluding any such transaction pursuant to Section 4.02(a)(ii) of the Security Agreement and Pledged Spare Parts deemed sold pursuant to the proviso in Section 3.6(a) of this Agreement as to which the Company has reacquired title) (collectively, "SALES") shall not exceed 2% of the Appraised Value of the Collateral, (y) then subject to leases to Permitted Lessees or loans to other Persons (together, "LOANS") shall not exceed 2% of the Appraised Value of the

Collateral or (z) previously during such Applicable Period moved from a Designated Location to a location not a Designated Location (excluding those permitted under Sections 4.02(a)(i) of the Security Agreement and clauses (i) and (ii) of Section 3.6(a) of this Agreement) ("MOVES") shall not exceed 2% of the Appraised Value of the Collateral.

     Section 3.3 FLEET REDUCTION. If at any time after the Closing Date so long as any Securities are Outstanding the total number of Aircraft of any Aircraft Model (as defined below) in the Company's in-service fleet during any period of 60 consecutive days is less than the Specified Minimum (as defined below) for such Aircraft Model (other than due to restrictions on operating such Aircraft imposed by the FAA or any other instrumentality or agency of the United States), then within 90 days after such occurrence the Company shall redeem Securities pursuant to Article 4 of the Indenture or deliver Securities to the Trustee for cancellation, or a combination of the foregoing, in an aggregate principal amount not less than the principal amount of the Securities Outstanding at the end of such 60 day period multiplied by a fraction, the numerator of which shall be the Appraised Value of the Pledged Spare Parts that are appropriate for incorporation in, installation on, attachment or appurtenance to, or use in only Aircraft of such Aircraft Model or Engines utilized only on such Aircraft, and the denominator of which shall be the Appraised Value of the Collateral. For purposes of this Section "AIRCRAFT MODEL" shall mean each of the four models or groups of models of Aircraft set forth below and "SPECIFIED MINIMUM" for any Aircraft Model shall mean the number of Aircraft set forth opposite such Aircraft Model below:

         AIRCRAFT MODEL                             SPECIFIED MINIMUM

1.       Boeing 737-700, Boeing
         737-800 and Boeing 737-900
         Aircraft                                   63 Aircraft

2.       Boeing 757-200 and
         Boeing 757-300
         Aircraft                                   23 Aircraft

3.       Boeing 767-200 and
         Boeing 767-400 Aircraft                    13 Aircraft

4.       Boeing 777-200 Aircraft                     9 Aircraft

     Section 3.4 LIENS. The Company will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Spare Parts Collateral, title to any of the foregoing or any interest of the Company therein, except Permitted Liens. The Company shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any such Lien other than a Permitted Lien arising at any time.

     Section 3.5 MAINTENANCE. The Company:

     (a) shall maintain, or cause to be maintained, at all times the Pledged Spare Parts in accordance with all applicable Laws issued by the FAA or any other  Governmental  Entity  having  jurisdiction  over the  Company or any such
Pledged Spare Parts, including making any modifications, alterations, replacements and additions necessary therefor;

     (b) shall maintain, or cause to be maintained, all records, logs and other materials required by the FAA or under the Federal Aviation Act to be maintained in respect of the Pledged Spare Parts and shall not modify its record retention procedures in respect of the Pledged Spare Parts if such modification would materially diminish the value of the Pledged Spare Parts, taken as a whole; and

     (c) shall maintain, or cause to be maintained, the Pledged Spare Parts in good working order and condition and shall perform all maintenance thereon necessary for that purpose, excluding (i) Pledged Spare Parts that have become worn out or unfit for use and not reasonably repairable or become obsolete, (ii) Pledged Spare Parts that are not required for the Company's normal operations and (iii) Expendables that have been consumed or used in the Company's operations.

     Section 3.6 POSSESSION.

     (a) Without the prior written consent of the Policy Provider, the Company will not sell, lease, transfer or relinquish possession of any Pledged Spare Part to anyone other than the grant of the security interest to the Security Agent pursuant to the Security Agreement, except as permitted by the provisions of Sections 3.2 and 3.6 of this Agreement and Sections 4.02 and 4.03 of the Security Agreement and except that the Company shall have the right, in the ordinary course of business, (i) to transfer possession of any Pledged Spare Part to the manufacturer thereof or any other organization for testing, overhaul, repairs, maintenance, alterations or modifications or to any Person for the purpose of transport to any of the foregoing or (ii) to subject any Pledged Spare Part to a pooling, exchange, borrowing or maintenance servicing agreement arrangement customary in the airline industry and entered into in the ordinary course of business; PROVIDED, HOWEVER, that if the Company's title to any such Pledged Spare Part shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be a Sale with respect to such Pledged Spare Part subject to the provisions of Section 3.2.

     (b) So long as no Event of Default shall have occurred and be continuing, the Company may enter into a lease with respect to any Pledged Spare Part to any U.S. Air Carrier that is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person (a "PERMITTED LESSEE"). In the case of any such lease, the Company will include in such lease appropriate provisions which
(t) make such lease expressly subject and subordinate to all of the terms of the Security Agreement, including the rights of the Security Agent to avoid such lease in the exercise of its rights to repossession of the Pledged Spare Parts under the Security Agreement; (u) require the Permitted Lessee to comply with the terms of Section 3.8; and (v) require that the Pledged Spare Parts subject thereto be used in accordance with the limitations applicable to the Company's use, possession and location of such Pledged Spare Parts provided in this Agreement and the Security Agreement (including, without limitation, that such Pledged Spare Parts be kept at one or more Designated Locations), it being understood that such Permitted Lessee shall be entitled to incorporate in, install on, attach or make appurtenant to, or use in, any Aircraft, Engine or Appliance leased to, or owned by, such Permitted Lessee (whether or not subject to any Lien) any Pledged Spare Part subject thereto, free from the Lien of the Security Agreement. No lease permitted under this Section shall be entered into unless (w) the Company shall provide written notice to the Policy Provider and the Trustee (promptly after entering into any such lease); (x) the Company shall furnish to the Policy Provider (with a copy to the Trustee) evidence reasonably satisfactory to the Policy Provider that the insurance required by Section 3.8 remains in effect; (y) all necessary documents shall have been duly filed, registered or recorded in such public offices as may be required fully to preserve the first priority security interest (subject to Permitted Liens) of Security Agent in the Pledged Spare Parts; and (z) the Company shall reimburse the Policy Provider for all of its reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred by the Policy Provider in connection with any such lease. Except as otherwise provided herein and without in any way relieving the Company from its primary obligation for the performance of its obligations under this Agreement and the Security Agreement, the Company may in its sole discretion permit a lessee to exercise any or all rights which the Company would be entitled to exercise under Sections 3.4 through 3.8, inclusive, of this Agreement and
Article 4 of the Security Agreement, and may cause a lessee to perform any or all of the Company's obligations under Sections 3.4 through 3.8, inclusive, of this Agreement and Article 4 of the Security Agreement, and the Policy Provider agrees to accept (and to direct the Security Agent to accept) actual and full performance thereof by a lessee in lieu of performance by the Company.

     Section 3.7 INSPECTION.

     (a) At all reasonable times, the Policy Provider and its authorized representatives (the "INSPECTING PARTIES") may (not more than once every 12 months unless an Event of Default has occurred and is continuing, in which case such inspection right shall not be so limited) inspect the Pledged Spare Parts (including without limitation, the Spare Parts Documents).

     (b) Any inspection of the Pledged Spare Parts hereunder shall be limited to a visual inspection and shall not include the disassembling, or opening of any components, of any Pledged Spare Part, and no such inspection shall interfere with the Company's or any Permitted Lessee's maintenance and use of the Pledged Spare Parts.

     (c) With respect to such rights of inspection, the Policy Provider shall not have any duty or liability to make, or any duty or liability by reason of not making, any such visit, inspection or survey.

     (d) Each Inspecting Party shall bear its own expenses in connection with any such inspection, PROVIDED that the Company shall reimburse the Inspecting Party for its reasonable out-of-pocket expenses in connection with any such inspection during the continuance of an Event of Default, except during the
Section 1110 Period.

     Section 3.8 THE COMPANY'S OBLIGATION TO INSURE. The Company shall comply with, or cause to be complied with, each of the provisions of Appendix IV, which provisions are hereby incorporated by this reference as if set forth in full herein. Nothing in this Section shall limit or prohibit (a) the Company from maintaining the policies of insurance required under Appendix IV with higher limits than those specified in Appendix IV, or (b) the Policy Provider, the Trustee or the Security Agent from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); PROVIDED, HOWEVER, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by the Company pursuant to Section 3.8 and Appendix IV.


                                   ARTICLE 4

                                 MISCELLANEOUS

     Section 4.1 BENEFITS OF AGREEMENT RESTRICTED.  Subject to the provisions of
Section 4.6 hereof, nothing in this Agreement or the other Operative Documents, express or implied, shall give or be construed to give to any Person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or under any covenant, condition or provision herein contained, all such covenants, conditions and provisions, subject to Section 4.6 hereof, being for the sole benefit of the parties hereto, PROVIDED that the Trustee is an intended third-party beneficiary of each provision of this Agreement that expressly grants it a right to receive certain documents that are provided to the Policy Provider and of the last sentence of Section 4.6, and the Trustee and the Security Agent each is an intended third-party beneficiary of each provision of Section 3.8 and Appendix IV that expressly refers to it (collectively, the "TRUSTEE PROVISIONS") (it being understood that the Company's obligation to deliver a document to the Policy Provider and the contents of any such document are not Trustee Provisions, and such provisions referred to in this parenthetical may be amended, supplemented or waived without the consent of the Trustee or the Security Agent, PROVIDED that the right of the Trustee to receive a copy of such document if it is required to be delivered to the Trustee or the Security Agent is a Trustee Provision).

     Section  4.2  APPRAISER'S   CERTIFICATE.   Unless  otherwise   specifically
provided, an Independent Appraiser's Certificate shall be sufficient evidence of the Appraised Value and Fair Market Value of any property under this Agreement.

     Section 4.3 NOTICES; WAIVER. Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with

     (a) the Company shall be sufficient for every purpose hereunder if in writing and sent by personal delivery, by telecopier, by registered or certified mail or by nationally recognized overnight courier, postage or courier charges, as the case may be, prepaid, to the Company at:

             Continental Airlines, Inc.
             1600 Smith Street
             Houston, Texas  77002
             Attention:  Treasurer
             Telecopier No.:  (713) 324-2447

     (b) the Policy Provider shall be sufficient for every purpose hereunder if in writing and sent by personal delivery, by telecopier, by registered or certified mail or by nationally recognized overnight courier, postage or courier charges, as the case may be, prepaid, to the Policy Provider at:

             MBIA Insurance Corporation
             113 King Street
             Armonk, New York  10504
             Attention:      Insured Portfolio Management, Structured Finance
             Telecopier No.: (914) 765-3163

     (c) the Trustee or the Security Agent shall be sufficient for every purpose hereunder if in writing and sent by personal delivery, by telecopier, by registered or certified mail or by nationally recognized overnight courier, postage or courier charges, as the case may be, prepaid to the Trustee or the Security Agent at:

             Wilmington Trust Company
             Rodney Square North
             1100 North Market Street
             Wilmington, Delaware  19890
             Attention:  Corporate Trust Administration

             Telecopier No.: (302) 651-8882

or to any of the above parties at any other address or telecopier number subsequently furnished in writing by it to each of the other parties listed above. Any such delivery shall be deemed made on the date of receipt by the addressee of such delivery or of refusal by such addressee to accept delivery.

     Section 4.4 AMENDMENTS, ETC. This Agreement may be amended or supplemented, and compliance with any obligation in this Agreement may be waived, by written instrument executed by the Company and the Policy Provider, PROVIDED that the Trustee Provisions, insofar as they relate to the rights of the Trustee or the Security Agent, may not be amended, supplemented or waived without the written consent of the Trustee or the Security Agent, as the case may be.

     Section 4.5 NO WAIVER. No failure on the part of the Policy Provider to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. Failure by the Policy Provider at any time or times hereafter to require strict performance by the Company with any of the provisions, warranties, terms or conditions contained herein shall not waive, affect or diminish any right of the Policy Provider at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of the Policy Provider or any agent, officer or employee of the Policy Provider.

     Section 4.6 SUCCESSORS AND ASSIGNS. This Agreement and all obligations of the Company hereunder shall be binding upon the successors and permitted assigns of the Company, and shall, together with the rights and remedies of the Policy Provider hereunder, inure to the benefit of the Policy Provider and its successors and assigns. The interest of the Company under this Agreement is not assignable and any attempt to assign all or any portion of this Agreement by the Company shall be null and void except for an assignment in connection with a merger, consolidation or conveyance, transfer or lease of all or substantially all the Company's assets permitted under the Indenture. Upon the occurrence of a Policy Provider Default, all rights and obligations of the Policy Provider under this Agreement shall automatically, without any notice, demand or other action, be assigned to and assumed by the Trustee, and the Trustee shall take or refrain from taking action under this Agreement at the direction of the Controlling Party.

     Section 4.7 GOVERNING LAW. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     Section 4.8 FFECT OF HEADINGS. The Article and Section headings and the Table of Contents contained in this Agreement have been inserted for convenience of reference only, and are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

     Section 4.9 COUNTERPART ORIGINALS. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

     Section 4.10 SEVERABILITY. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.




                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered all as of the date first above written.



                                          CONTINENTAL AIRLINES, INC.



                                          By:
                                             --------------------------------
                                             Name:
                                             Title:




                                          MBIA INSURANCE CORPORATION



                                          By:
                                             --------------------------------
                                             Name:
                                             Title:

                                   Appendix I

                              DEFINITIONS APPENDIX


SECTION 1.  DEFINED TERMS.

     "ACCELERATION" means, with respect to the amounts payable in respect of the Securities issued under the Indenture, such amounts becoming immediately due and payable pursuant to Section 7.2 of the Indenture. "ACCELERATE", "ACCELERATED" and "ACCELERATING" have meanings correlative to the foregoing.

     "ACCRUED INTEREST" is defined in Section 3.6(a) of the Indenture.

     "ADDITIONAL PARTS" is defined in Section 3.1(a)(i) of the Collateral Maintenance Agreement.

     "ADDITIONAL ROTABLES" is defined in Section 3.1(b)(i) of the Collateral Maintenance Agreement.

     "ADVANCE" means any Advance as defined in the Liquidity Facility.

     "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "CONTROL" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

     "AGENT"  means any  Registrar,  Paying Agent or  co-Registrar  or co-Paying
Agent.

     "AGENT MEMBERS" is defined in Section 2.5(a) of the Indenture.

     "AIRCRAFT" means any contrivance invented, used, or designed to navigate, or fly in, the air.

     "ANNUAL METHODOLOGY" means, in determining an opinion as to the Fair Market Value of the Spare Parts Collateral, taking at least the following actions: (i) reviewing the Parts Inventory Report prepared as of the applicable Valuation Date; (ii) reviewing the Independent Appraiser's internal value database for values applicable to Qualified Spare Parts included in the Spare Parts Collateral; (iii) developing a representative sampling of a reasonable number of the different Qualified Spare Parts included in Spare Parts Collateral for which a market check will be conducted; (iv) checking other sources, such as manufacturers, other airlines, U.S. government procurement data and airline parts pooling price lists, for current market prices of the sample parts referred to in clause (iii); (v) establishing an assumed ratio of Serviceable Parts to Unserviceable Parts as of the applicable Valuation Date based upon information provided by the Company and the Independent Appraiser's limited physical review of the Spare Parts Collateral referred to in the following clause (vi); (vi) visiting at least two locations selected by the Independent Appraiser where the Pledged Spare Parts are kept by the Company (neither of which was visited for purposes of the last appraisal under Section 2.1 or 2.2 of the Collateral Maintenance Agreement, whichever was most recent), PROVIDED that at least one such location shall be one of the top three locations at which the Company keeps the largest number of Pledged Spare Parts, to conduct a limited physical inspection of the Spare Parts Collateral; (vii) conducting a limited review of the inventory reporting system applicable to the Pledged Spare Parts, including checking information reported in such system against information determined through physical inspection pursuant to the preceding clause (vi) and
(viii) reviewing a sampling of the Spare Parts Documents (including tear-down reports).

     "ANNUAL VALUATION DATE" is defined in Section 2.1 of the Collateral Maintenance Agreement.

     "APPLIANCE" means an instrument, equipment, apparatus, a part, an appurtenance, or an accessory used, capable of being used, or intended to be used, in operating or controlling Aircraft in flight, including a parachute, communication equipment, and another mechanism installed in or attached to Aircraft during flight, and not a part of an Aircraft, Engine, or Propeller.

     "APPLICABLE MARGIN" means 0.90%.

     "APPLICABLE PERIOD" is defined in Section 3.2 of the Collateral Maintenance Agreement.

     "APPRAISAL COMPLIANCE REPORT" means, as of any date, a report providing information relating to the calculation of the Collateral Ratio and Rotable Ratio, which shall be substantially in the form of Appendix II to the Collateral Maintenance Agreement.

     "APPRAISED VALUE" means, with respect to any Collateral, the Fair Market Value of such Collateral as most recently determined pursuant to (i) the report attached as Appendix II to the Offering Memo or (ii) Article 2 and, if applicable, Section 3.1 of the Collateral Maintenance Agreement.

     "AVAILABLE AMOUNT" means, as of any date, the Maximum Available Commitment (as defined in the Liquidity Facility) on such date.

     "AVOIDED PAYMENT" has the meaning assigned to such term in the Policy.

     "BANKRUPTCY  CODE"  means the  United  States  Bankruptcy  Code,  11 U.S.C.
Section 101 ET SEQ.

     "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee of such board duly authorized to act in respect of any particular matter.

     "BREAK AMOUNT" means, as of any date of payment, redemption or acceleration of any Note (the "APPLICABLE DATE"), an amount determined by the Reference Agent on the date that is two Business Days prior to the Applicable Date pursuant to the formula set forth below; PROVIDED, HOWEVER, that no Break Amount will be payable (x) if the Break Amount, as calculated pursuant to the formula set forth below, is equal to or less than zero or (y) on or in respect of any Applicable

Date that is an Interest Payment Date (or, if such an Interest Payment Date is not a Business Day, the next succeeding Business Day)

          Break Amount = Z-Y

          Where:

          X = with respect to any applicable Interest Period, the sum of (i) the amount of the outstanding principal amount of such Note as of the first day of the then applicable Interest Period plus (ii) interest payable thereon during such entire Interest Period at then effective LIBOR.

          Y = X, discounted to present value from the last day of the then applicable Interest Period to the Applicable Date, using then effective LIBOR as the discount rate.

          Z = X, discounted to present value from the last day of the then applicable Interest Period to the Applicable Date, using a rate equal to the applicable London interbank offered rate for a period commencing on the Applicable Date and ending on the last day of the then applicable Interest Period, determined by the Reference Agent as of two Business Days prior to the Applicable Date as the discount rate.

     "BUSINESS DAY" means any day that is a day for trading by and between banks in the London interbank Eurodollar market and that is other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in Houston, Texas, New York, New York, or, so long as any Security is outstanding, the city and state in which the Trustee maintains its Corporate Trust Office or, solely with respect to draws under any Policy, the city and state in which the office of the Policy Provider at which notices, presentations, transmissions, deliveries and communications are to be made under the Policy is located, and that, solely with respect to draws under the Liquidity Facility, also is a "Business Day" as defined in the Liquidity Facility.

     "CAPPED INTEREST RATE" means a rate per annum equal to 12%.

     "CASH COLLATERAL" means cash and/or Investment Securities deposited or to be deposited with the Collateral Agent or an Eligible Institution and subject to the Lien of any Collateral Agreement.

     "CASH COLLATERAL ACCOUNT" means an Eligible Deposit Account in the name of the Trustee maintained at an Eligible Institution, which shall be the Trustee if it shall so qualify, into which all amounts drawn under the Liquidity Facility pursuant to Section 3.5(c), 3.5(d) or 3.5(i) of the Indenture shall be deposited.

     "CITIZEN OF THE UNITED STATES" is defined in 49 U.S.C.ss. 40102(a)(15).

     "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

     "CLEARSTREAM" means Clearstream Banking societe anonyme, Luxembourg.

     "CLOSING DATE" means the Issuance Date.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLLATERAL" means the Spare Parts Collateral and all other collateral in which the Collateral Agent has a security interest pursuant to the Collateral Agreements.

     "COLLATERAL AGENT" means the Trustee in its capacity as Security Agent or as agent on behalf of the Holders under any other Collateral Agreement.

     "COLLATERAL AGREEMENT" means the Security Agreement and any agreement under which a security interest has been granted pursuant to Section 3.1(a)(ii) of the Collateral Maintenance Agreement.

     "COLLATERAL   MAINTENANCE   AGREEMENT"  means  the  Collateral  Maintenance
Agreement, dated as of the date of the Indenture, between the Company and the Policy Provider.

     "COLLATERAL RATIO" shall mean a percentage determined by dividing (i) the aggregate principal amount of all Securities Outstanding minus the sum of the Cash Collateral held by the Collateral Agent by (ii) the Fair Market Value of all Collateral (excluding any Cash Collateral), as set forth in the most recent Independent Appraiser's Certificate delivered by the Company pursuant to Article 2 of the Collateral Maintenance Agreement, as supplemented pursuant to Section
3.1 of the Collateral Maintenance Agreement, if applicable.

     "COLLECTION ACCOUNT" means the Eligible Deposit Account established by the Trustee pursuant to Section 8.13 of the Indenture which the Trustee shall make deposits in and withdrawals from in accordance with the Indenture.

     "COMPANY" means the party named as such in the Indenture or any obligor on the Securities until a successor replaces it pursuant to the Indenture and thereafter means the successor.

     "CONSENT PERIOD" is defined in Section 3.5(d) of the Indenture.

     "CONTINENTAL BANKRUPTCY EVENT" means the occurrence and continuation of an Event of Default under Section 7.1(d), (e) or (f) of the Indenture.

     "CONTINENTAL CASH BALANCE" means the sum of (a) the amount of cash and cash equivalents that would have been shown on the balance sheet of Continental and its consolidated subsidiaries prepared in accordance with GAAP as of any Valuation Date, plus (b) the amount of marketable securities that would have been reflected on such balance sheet which had, as of such Valuation Date, a maturity of less than one year and which, but for their maturity, would have qualified to be reflected on such balance sheet as cash equivalents.

     "CONTROLLING PARTY" means the Person entitled to act as such pursuant to the terms of Section 3.8 of the Indenture.

     "CORPORATE TRUST OFFICE" when used with respect to the Trustee means the office of the Trustee at which at any particular time its corporate trust business is administered and which, at the Closing Date, is located at Wilmington Trust Company, as Trustee, Rodney Square North 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

     "DEBT BALANCE" means 110% of the principal amount of the Outstanding Securities.

     "DEBT RATE" means a rate per annum equal, in the case of the first Interest Period, to 2.32% and, in the case of any subsequent Interest Period, LIBOR for such Interest Period, as determined pursuant to the Reference Agency Agreement, plus the Applicable Margin, PROVIDED that, solely in the event no Registration Event (as defined in the Registration Rights Agreement) occurs on or prior to the 210th day after the Closing Date, the Debt Rate shall be increased by an additional margin equal to 0.50% per annum, from and including such 210th day to and excluding the earlier of (i) the date on which such Registration Event occurs and (ii) the date on which there ceases to be any Registrable Securities (as defined in the Registration Rights Agreement)); or if the Shelf Registration Statement (as defined in the Registration Rights Agreement) (if it is filed), after being declared effective by the SEC, ceases to be effective at any time during the period specified by Section 2(b)(B) of the Registration Rights Agreement for more than 60 days, whether or not consecutive, during any 12-month period, the Debt Rate shall be increased by an additional margin equal to 0.50% per annum from and including the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective to and excluding the date on which the Shelf Registration Statement again becomes effective (or, if earlier, the end of the period specified by Section 2(b)(B) of the Registration Rights Agreement), PROVIDED that the additional margin added to the Debt Rate pursuant to the preceding proviso shall never exceed 0.50% at any time, PROVIDED FURTHER that, if a default in the payment of interest on the Securities occurs and is continuing on any Interest Payment Date, then the Debt Rate applicable to the Interest Period ending on such Interest Payment Date shall not exceed the Capped Interest Rate, except that for purposes of any payment made by the Company intended to cure such default, this proviso shall not apply.

     "DEFAULT" means any event which is, or after notice or passage of time, or both, would be, an Event of Default.

     "DEFINITIONS APPENDIX" means the Definitions Appendix attached as Appendix I to the Indenture and constituting a part of the Indenture.

     "DEFINITIVE SECURITIES" is defined in Section 2.1(e) of the Indenture.

     "DESIGNATED LOCATIONS" means the locations in the U.S. designated from time to time by the Company at which the Pledged Spare Parts may be maintained by or on behalf of the Company, which initially shall be the locations set forth on
Schedule 1 to the Security Agreement and shall include the additional locations designated by the Company pursuant to Section 4.04(d) of the Security Agreement.

     "DESIGNATED REPRESENTATIVES" is defined in Section 3.7(b) of the Indenture.

     "DISTRIBUTION DATE" means (i) each Scheduled Payment Date (and, if a Payment required to be paid to the Trustee for distribution on such Scheduled Payment Date has not been so paid by 12:30 p.m., New York time, in whole or in part, on such Scheduled Payment Date, the next Business Day on which the Trustee receives some or all of such Payment by 12:30 p.m., New York time, except for a defaulted payment of interest that is not paid within five days after the Scheduled Payment Date therefor), (ii) each day established for payment by the Trustee pursuant to Section 7.10, (iii) the Non-Performance Payment Date, (iv) the Final Legal Maturity Date, (v) the Election Distribution Date, (vi) the Policy Election Distribution Date, (vii) the date established as a Distribution Date pursuant to Section 3.6(f) of the Indenture and (viii) solely for purposes of payments to be made by the Policy Provider pursuant to Section 3.6(d) of the Indenture and not for purposes of any other payment or distribution under the Indenture, the date established for such payment in accordance with the Policy.

     "DOWNGRADE DRAWING" is defined in Section 3.5(c) of the Indenture.

     "DOWNGRADE EVENT" has the meaning assigned to such term in Section 3.5(c) of the Indenture.

     "DOWNGRADED FACILITY" is defined in Section 3.5(c) of the Indenture.

     "DRAWING" means an Interest Drawing, a Final Drawing, a Non-Extension Drawing or a Downgrade Drawing, as the case may be.

     "DTC" means The Depository Trust Company, its nominees and their respective successors.

     "ELECTION DISTRIBUTION DATE" is defined in Section 3.6(c) of the Indenture.

     "ELIGIBLE ACCOUNT" means an account established by and with an Eligible Institution at the request of the Security Agent, which institution agrees, for all purposes of the New York UCC including Article 8 thereof, that (a) such account shall be a "securities account" (as defined in Section 8-501 of the New York UCC), (b) such institution is a "securities intermediary" (as defined in
Section 8-102(a)(14) of the New York UCC), (c) all property (other than cash) credited to such account shall be treated as a "financial asset" (as defined in Section 8-102(9) of the New York UCC), (d) the Security Agent shall be the "entitlement holder" (as defined in Section 8-102(7) of the New York UCC) in respect of such account, (e) it will comply with all entitlement orders issued by the Security Agent to the exclusion of the Company, (f) it will waive or subordinate in favor of the Security Agent all claims (including without limitation, claims by way of security interest, lien or right of set-off or right of recoupment), and (g) the "securities intermediary jurisdiction" (under
Section 8-110(e) of the New York UCC) shall be the State of New York.

     "ELIGIBLE DEPOSIT ACCOUNT" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a long-term unsecured debt rating or issuer credit rating, as the case may be, from Moody's of at least A-3 or its equivalent. An Eligible Deposit Account may be maintained with the Liquidity Provider so long as the Liquidity Provider is an Eligible Institution; provided that such Liquidity Provider shall have waived all rights of set-off and counterclaim with respect to such account.

     "ELIGIBLE INSTITUTION" means (a) the Security Agent or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating or issuer credit rating, as the case may be, from Moody's of at least A-3 or its equivalent.

     "ELIGIBLE INVESTMENTS" means (a) investments in obligations of, or guaranteed by, the U.S. Government having maturities no later than 90 days following the date of such investment, (b) investments in open market commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof with a short-term unsecured debt rating issued by Moody's of at least P-1 and a short-term issuer credit rating issued by Standard & Poor's of at least A-1 having maturities no later than 90 days following the date of such investment or (c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with a short-term unsecured debt rating by Moody's of at least P-1 and a short-term issuer credit rating by Standard & Poor's of at least A-1, having maturities no later than 90 days following the date of such investment; PROVIDED, HOWEVER, that (x) all Eligible Investments that are bank obligations shall be denominated in U.S. dollars; and (y) the aggregate amount of Eligible Investments at any one time that are bank obligations issued by any one bank shall not be in excess of 5% of such bank's capital surplus; PROVIDED FURTHER that any investment of the types described in clauses (a), (b) and (c) above may be made through a repurchase agreement in commercially reasonable form with a bank or other financial institution qualifying as an Eligible Institution so long as such investment is held by a third party custodian also qualifying as an Eligible Institution; PROVIDED FURTHER, HOWEVER, that in the case of any Eligible Investment issued by a domestic branch of a foreign bank, the income from such investment shall be from sources within the United States for purposes of the Code. Notwithstanding the foregoing, no investment of the types described in clause (b) above which is issued or guaranteed by the Company or any of its Affiliates, and no investment in the obligations of any one bank in excess of $10,000,000, shall be an Eligible Investment unless written approval has been obtained from the Policy Provider and a Ratings Confirmation shall have been received with respect to the making of such investment.

     "ENGINE" means an engine used, or intended to be used, to propel an Aircraft, including a part, appurtenance, and accessory of the Engine, except a Propeller.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time

     "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

     "EVENT OF DEFAULT" is defined in Section 7.1 of the Indenture.

     "EVENT OF LOSS" means (i) the loss of any of the Pledged Spare Parts or of the use thereof due to destruction, damage beyond repair or rendition of any of the Pledged Spare Parts permanently unfit for normal use for any reason whatsoever (other than the use of Expendables in the Company's operations); (ii) any damage to any of the Pledged Spare Parts which results in the receipt of insurance proceeds with respect to such Pledged Spare Parts on the basis of an actual or constructive loss; or (iii) the loss of possession of any of the Pledged Spare Parts by the Company for ninety (90) consecutive days as a result of the theft or disappearance of such Pledged Spare Parts.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

     "EXCHANGE FLOATING RATE SECURED NOTES DUE 2007" is defined in Section 2.1(a) of the Indenture.

     "EXCHANGE OFFER" means the exchange offer which may be made pursuant to the Registration Rights Agreement to exchange Initial Certificates for Exchange Certificates.

     "EXCHANGE OFFER REGISTRATION STATEMENT" means the registration statement that, pursuant to the Registration Rights Agreement, is filed by the Company with the SEC with respect to the exchange of Initial Securities for Exchange Securities.

     "EXCHANGE SECURITIES" means the securities substantially in the form of Exhibit A to the Indenture issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement and authenticated pursuant to the Indenture.

     "EXCLUDED PARTS" means Spare Parts and Appliances held by the Company at a location not a Designated Location.

     "EXPENDABLES" means Qualified Spare Parts other than Rotables.

     "EXPENSES" means any and all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals, and costs of investigation).

     "FAA" means the Federal Aviation Administration or similar regulatory authority established to replace it.

     "FAA FILED DOCUMENTS" means the Security Agreement.

     "FACILITY OFFICE" means, with respect to any Liquidity Facility, the office of the Liquidity Provider thereunder, presently located at 1585 Broadway, New York, New York 10036, or such other office as such Liquidity Provider from time to time shall notify the Trustee as its "Facility Office" under any such Liquidity Facility; provided that such Liquidity Provider shall not change its Facility Office to another Facility Office outside the United States of America except in accordance with Sections 3.01, 3.02 or 3.03 of any such Liquidity Facility.

     "FAIR MARKET VALUE" means, with respect to any Collateral, its fair market value determined on the basis of a hypothetical sale negotiated in an arm's length free market transaction between a willing and able seller and a willing and able buyer, neither of whom is under undue pressure to complete the transaction, under then current market conditions, provided that cash shall be valued at its Dollar amount.

     "FEDERAL   AVIATION  ACT"  means  Title  49  of  the  United  States  Code,
"Transportation", as amended from time to time, or any similar legislation of the United States enacted in substitution or replacement thereof.

     "FEE LETTERS" means, collectively, (i) the Fee Letter dated as of the Closing Date between the Trustee and the initial Liquidity Provider with respect to the initial Liquidity Facility and (ii) any fee letter entered into between the Trustee and any Replacement Liquidity Provider in respect of any Replacement Liquidity Facility.

     "FINAL DRAWING" is defined in Section 3.5(i) of the Indenture.

     "FINAL LEGAL MATURITY DATE" means December 6, 2009.

     "FINAL ORDER" has the meaning assigned to such term in the Policy.

     "FINAL SCHEDULED PAYMENT DATE" means December 6, 2007.

     "FINANCING STATEMENTS" means, collectively, UCC-1 financing statements covering the Spare Parts Collateral, by the Company, as debtor, showing the Security Agent as secured party, for filing in Delaware, Guam and each other jurisdiction that, in the opinion of the Security Agent, is necessary to perfect its Lien on the Spare Parts Collateral.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the
American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     "GLOBAL EXCHANGE SECURITY" is defined in Section 2.1(f) of the Indenture.

     "GLOBAL SECURITIES" is defined in Section 2.1(d) of the Indenture.

     "GOVERNMENT ENTITY" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Documents or relating to the observance or performance of the obligations of any of the parties to the Operative Documents.

     "HOLDER" or "SECURITYHOLDER" means the Person in whose name a Security is registered on the Registrar's books.

     "INDEMNITEE" means (i) WTC, the Trustee and the Collateral Agent, (ii) each separate or additional trustee or security agent appointed pursuant to the Indenture, (iii) each Liquidity Provider, (iv) the Policy Provider, and (v) each of the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i) through (iv) inclusive above.

     "INDENTURE" means the Indenture dated as of December 6, 2002, among the Company, the Trustee, the Liquidity Provider and the Policy Provider under which the Securities are issued.

     "INDENTURE DISCHARGE DATE" means the date of the termination of the effectiveness of the Indenture pursuant to Section 9.1(a) thereof (without giving effect to Section 9.1(b) thereof).

     "INDENTURE TRUSTEE" means the Trustee.

     "INDEPENDENT APPRAISER" means Simat, Helliesen & Eichner, Inc. or any other Person (i) engaged in a business which includes appraising Aircraft and assets related to the operation and maintenance of Aircraft from time to time and (ii) who does not have any material financial interest in the Company and is not connected with the Company or any of its Affiliates as an officer, director, employee, promoter, underwriter, partner or person performing similar functions.

     "INDEPENDENT APPRAISER'S CERTIFICATE" means a certificate signed by an Independent Appraiser and attached as Appendix II to the Offering Memo or delivered thereafter pursuant to Article 2 or Section 3.1 of the Collateral Maintenance Agreement.

     "INITIAL CASH COLLATERAL" shall mean cash in the amount of $13,056,950.

     "INITIAL FLOATING RATE SECURED NOTES DUE 2007" is defined in Section 2.1(a) of the Indenture.

     "INITIAL PURCHASER" means Morgan Stanley & Co. Incorporated.

     "INITIAL SECURITIES" mean the securities issued and authenticated pursuant to the Indenture and substantially in the form of Exhibit A thereto, other than the Exchange Securities.

     "INSTITUTIONAL ACCREDITED INVESTOR" means an institutional investor that is an "accredited investor" within the meaning set forth in Rule 501(a)(1), (2),
(3) or (7) of Regulation D under the Securities Act.

     "INTEREST DRAWING" is defined in Section 3.5(a) of the Indenture.

     "INTEREST PAYMENT DATE" means March 6, June 6, September 6 and December 6 of each year so long as any Security is Outstanding (commencing March 6, 2003),

PROVIDED that if any such day is not a Business Day, then the relevant Interest Payment Date shall be the next succeeding Business Day.

     "INTEREST PERIOD" means (i) in the case of the first Interest Period, the period commencing on (and including) the Closing Date and ending on (but excluding) the first Interest Payment Date following such date and (ii) in the case of each subsequent Interest Period, the period commencing on (and including) the last day of the immediately preceding Interest Period, and ending on (but excluding) the next Interest Payment Date.

     "INVESTMENT EARNINGS" means investment earnings on funds on deposit in the Trust Accounts net of losses and investment expenses of the Trustee in making such investments.

     "INVESTMENT SECURITY" means (a) any bond, note or other obligation which is a direct obligation of or guaranteed by the U.S. or any agency thereof; (b) any obligation which is a direct obligation of or guaranteed by any state of the U.S. or any subdivision thereof or any agency of any such state or subdivision, and which has the highest rating published by Moody's or Standard & Poor's; (c) any commercial paper issued by a U.S. obligor and rated at least P-1 by Moody's or A-1 by Standard & Poor's; (d) any money market investment instrument relying upon the credit and backing of any bank or trust company which is a member of the Federal Reserve System and which has a combined capital (including capital reserves to the extent not included in capital) and surplus and undivided profits of not less than $250,000,000 (including the Collateral Agent and its Affiliates if such requirements as to Federal Reserve System membership and combined capital and surplus and undivided profits are satisfied), including, without limitation, certificates of deposit, time and other interest-bearing deposits, bankers' acceptances, commercial paper, loan and mortgage participation certificates and documented discount notes accompanied by irrevocable letters of credit and money market fund investing solely in securities backed by the full faith and credit of the United States; or (e) repurchase agreements collateralized by any of the foregoing.

     "ISSUANCE DATE" means the date of issuance of the Initial Securities.

     "LAW" means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

     "LIBOR" has the meaning specified in the Reference Agency Agreement.

     "LIBOR ADVANCE" has the meaning provided in the Liquidity Facility.

     "LIEN" means any mortgage, pledge, lease, security interest, encumbrance, lien or charge of any kind affecting title to or any interest in property.

     "LIQUIDITY EVENT OF DEFAULT" has the meaning assigned to such term in the Liquidity Facility.

     "LIQUIDITY EXPENSES" means all Liquidity Obligations other than (i) the principal amount of any Drawings under the Liquidity Facility and (ii) any interest accrued on any Liquidity Obligations.

     "LIQUIDITY FACILITY" means, initially, the Revolving Credit Agreement dated as of the Issuance Date, between the Trustee and the initial Liquidity Provider, and from and after the replacement of such Revolving Credit Agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "LIQUIDITY GUARANTEE" means the Guarantee Agreement, dated as of the date of the Indenture, providing for the guarantee by the Liquidity Guarantor of the obligations of the Liquidity Provider under the Liquidity Facility.

     "LIQUIDITY GUARANTOR" means Morgan Stanley.

     "LIQUIDITY OBLIGATIONS" means all principal, interest, fees and other amounts owing to the Liquidity Provider under the Liquidity Facility or the Fee Letter.

     "LIQUIDITY PROVIDER" means Morgan Stanley Capital Services Inc., together with any Replacement Liquidity Provider which has issued a Replacement Liquidity Facility to replace any Liquidity Facility pursuant to Section 3.5(e) of the Indenture.

     "LIQUIDITY PROVIDER REIMBURSEMENT DATE" is defined in Section 3.6(d) of the Indenture.

     "LOANS" is defined in Section 3.2 of the Collateral Maintenance Agreement.

     "MATERIAL ADVERSE CHANGE" means, with respect to any person, any event, condition or circumstance that materially and adversely affects such person's business or consolidated financial condition, or its ability to observe or
perform  its  obligations,   liabilities  and  agreements  under  the  Operative
Documents.

     "MAXIMUM COLLATERAL RATIO" means 45%.

     "MINIMUM ROTABLE RATIO" means 150%.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MOVES" is defined in Section 3.2 of the Collateral Maintenance Agreement.

     "MSCS" has the meaning specified in the first paragraph of the Indenture.

     "NEW YORK UCC" is defined in Section 1.01 of the Security Agreement.

     "NONAPPRAISAL COMPLIANCE REPORT" means a report providing information relating to compliance by the Company with Section 3.2 of the Collateral Maintenance Agreement, which shall be substantially in the form of Appendix III to the Collateral Maintenance Agreement.

     "NON-CONTROLLING PARTY" means, at any time, the Holders, the Liquidity Provider and the Policy Provider, excluding whichever is the Controlling Party at such time.

     "NON-EXTENDED FACILITY" is defined in Section 3.5(d) of the Indenture.

     "NON-EXTENSION DRAWING" is defined in Section 3.5(d) of the Indenture.

     "NON-PERFORMANCE DRAWING" is defined in Section 3.6(c) of the Indenture.

     "NON-PERFORMANCE PAYMENT DATE" is defined in Section 3.6(c) of the Indenture.

     "NON-PERFORMING" means, with respect to any Security, a Payment Default existing thereunder (without giving effect to any Acceleration); PROVIDED, that, in the event of a bankruptcy proceeding under the Bankruptcy Code in which the Company is a debtor, any Payment Default existing at the commencement of such bankruptcy proceeding or during the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code or as may apply for the cure of such Payment Default under
Section 1110(a)(2)(B) of the Bankruptcy Code) shall not be taken into consideration until the expiration of the applicable period.

     "NON-PERFORMING PERIOD" is defined in Section 3.6(c) of the Indenture.

     "NON-U.S. PERSON" means any Person other than a U.S. person, as defined in Regulation S.

     "NOTICE OF AVOIDED PAYMENT" has the meaning assigned to such term in the Policy.

     "NOTICE FOR PAYMENT" means a Notice of Nonpayment as such term is defined in the Policy.

     "OBLIGATIONS" is defined in Section 2.01 of the Security Agreement.

     "OFFERING MEMO" means the Offering Memorandum, dated December 2, 2002, of the Company relating to the offering of the Securities.

     "OFFICER" means the Chairman of the Board, the President, any Vice President of any grade, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or the Controller of the Company.

     "OFFICERS'   CERTIFICATE"  means  a  certificate  signed  by  two  Officers satisfying the requirements of Sections 12.4 and 12.5 of the Indenture.

     "OPERATIVE DOCUMENTS" means the Indenture, the Collateral Agreements, the Collateral Maintenance Agreement and the Reference Agency Agreement.

     "OPINION OF COUNSEL" means a written opinion from the General Counsel of the Company, legal counsel to the Company or another legal counsel who is reasonably acceptable to the Trustee, which Opinion of Counsel shall comply with Sections 12.4 and 12.5 of the Indenture. The counsel may be an employee of the Company. The acceptance by the Trustee (without written objection to the Company during the fifteen (15) Business Days following receipt) of, or its action on, an opinion of counsel not specifically referred to above shall be sufficient evidence that such counsel is acceptable to the Trustee.

         "OUTSTANDING" or "OUTSTANDING" when used with respect to Securities or a Security, means all Securities theretofore authenticated and delivered under the Indenture, except:

          (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (b) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee in trust for the Holders of such Securities, PROVIDED that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee has been made;

          (c) Securities for which payment has been deposited with the Trustee or any Paying Agent in trust pursuant to Article 9 of the Indenture (except to the extent provided therein); and

          (d) Securities which have been paid, or for which other Securities shall have been authenticated and delivered in lieu thereof or in substitution therefor pursuant to the terms of Section 2.12 of the Indenture, unless proof satisfactory to the Trustee is presented that any such Securities are held by bona fide purchasers in whose hands the Securities are valid obligations of the Company.

     A Security does not cease to be Outstanding because the Company or one of its Affiliates holds the Security; PROVIDED, HOWEVER, that in determining whether the Holders of the requisite aggregate principal amount of Securities Outstanding have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or any other Operative Document, Section
2.13 of the Indenture shall be applicable.

     "OUTSTANDING AMOUNT" is defined in Section 3.6(b) of the Indenture.

     "OVERDUE SCHEDULED PAYMENT" means any Payment of accrued interest on the Securities which is not in fact received by the Trustee (whether from the Company, the Liquidity Provider, the Policy Provider or otherwise) on or within five days after the Scheduled Payment Date relating thereto and which is not subsequently paid in connection with the redemption or final maturity of a Security.

     "PARTS INVENTORY REPORT" means, as of any date, a list identifying the Pledged Spare Parts by manufacturer's part number and brief description and stating the quantity of each such part included in the Pledged Spare Parts as of such specified date.

     "PAYING AGENT" has the meaning provided in Section 2.8 of the Indenture.

     "PAYMENT" means (i) any payment of principal of, interest on, or Premium, if any, or Break Amount, if any, with respect to the Securities from the Company, (ii) any payment of interest on the Securities with funds drawn under the Liquidity Facility or from a Cash Collateral Account or (iii) any payment of interest on or principal of Securities with funds drawn under the Policy, or
(iv) any payment received or amount realized by the Trustee from the exercise of remedies after the occurrence of an Event of Default.

     "PAYMENT DEFAULT" means a Default referred to in Section 7.1(a) of the Indenture.

     "PAYMENT DUE RATE" means (a) the Debt Rate plus 2% or, if less, (b) the maximum rate permitted by applicable law.

     "PERMITTED DAYS" is defined in Section 2.1 of the Collateral Maintenance Agreement.

     "PERMITTED LESSEE" has the meaning provided in Section 3.6(b) of the Collateral Maintenance Agreement.

     "PERMITTED LIEN" means (a) the rights of Security Agent under the Operative Documents; (b) Liens attributable to Security Agent (both in its capacity as Security Agent and in its individual capacity); (c) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of
Section 3.6 of the Collateral Maintenance Agreement; (d) Liens for Taxes of the Company (and its U.S. federal tax law consolidated group), either not yet due or being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of the Pledged Spare Parts or the interest of Security Agent therein or impair the Lien of the Security Agreement; (e) materialmen's, mechanics', workers', repairers', employees' or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent for more than 60 days or is being contested in good faith by appropriate proceedings, so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of the Pledged Spare Parts or the interest of Security Agent therein or impair the Lien of the Security Agreement;
(f) Liens arising out of any judgment or award against the Company, so long as such judgment shall, within 60 days after the entry thereof, have been discharged or vacated, or execution thereof stayed pending appeal or shall have been discharged, vacated or reversed within 60 days after the expiration of such stay, and so long as during any such 60 day period there is not as a result, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of the Pledged Spare Parts or the interest of Security Agent therein or any impairment of the Lien of the Security Agreement; (g) any other Lien with respect to which the Company shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of Security Agent.

     "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, trustee, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "PLEDGED SPARE PARTS" has the meaning set forth in clause (1) of the first paragraph of Section 2.01 of the Security Agreement.

     "POLICY" means MBIA Insurance Corporation Financial Guaranty Insurance Policy No. 39753, issued as of the Closing Date, as amended, supplemented or otherwise modified from time to time in accordance with its respective terms.

     "POLICY ACCOUNT" means the Eligible Deposit Account established by the Trustee pursuant to Section 8.13(a) of the Indenture which the Trustee shall make deposits in and withdrawals from in accordance with the Indenture.

     "POLICY DRAWING" means any payment of a claim under the Policy.

     "POLICY ELECTION DISTRIBUTION DATE" is defined in Section 3.6(c) of the Indenture.

     "POLICY EXPENSES" means all amounts (including amounts in respect of premiums, fees, expenses or indemnities) due to the Policy Provider under the Policy Provider Agreement other than (i) any Policy Drawing, (ii) any interest accrued on any Policy Provider Obligations, and (iii) reimbursement of and interest on the Liquidity Obligations in respect of the Liquidity Facility paid by the Policy Provider to the Liquidity Provider; provided that if, at the time of determination, a Policy Provider Default exists, Policy Expenses shall not include any indemnity payments owed to the Policy Provider.

     "POLICY FEE LETTER" means the fee letter, dated as of the date hereof, from the Policy Provider to Continental and acknowledged by the Trustee, setting forth the fees and premiums payable with respect to the Policy.

     "POLICY PROVIDER" means MBIA Insurance Corporation, a New York insurance company, and its successors and permitted assigns.

     "POLICY PROVIDER AGREEMENT" means the Insurance and Indemnity Agreement dated as of the date hereof among the Trustee, the Company and the Policy Provider, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "POLICY PROVIDER DEFAULT" shall mean the occurrence of any of the following events: (a) the Policy Provider fails to make a payment required under the Policy in accordance with its terms and such failure remains unremedied for two Business Days following the delivery of Written Notice of such failure to the Policy Provider or (b) the Policy Provider (i) files any petition or commences any case or proceeding under any provisions of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) makes a general assignment for the benefit of its creditors or (iii) has an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable, or (c) a court of competent jurisdiction, the New York Department of Insurance or another competent regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Policy Provider or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Policy Provider (or taking of possession of all or any material portion of the Policy Provider's property).

     "POLICY PROVIDER ELECTION" is defined in Section 3.6(c) of the Indenture.

     "POLICY PROVIDER INTEREST OBLIGATIONS" means any interest on any Policy Drawing made to cover any shortfall attributable to any failure of the Liquidity Provider to honor any Interest Drawing in accordance with Section 2.02(e) of the Liquidity Facility in an amount equal to the amount of interest that would have accrued on such Interest Drawing if such Interest Drawing had been made in accordance with Section 2.02(e) of the Liquidity Facility at the interest rate applicable to such Interest Drawing until such Policy Drawing has been repaid in full.

     "POLICY PROVIDER OBLIGATIONS" means all reimbursement and other amounts, including, without limitation, fees and indemnities (to the extent not included in Policy Expenses), due to the Policy Provider under the Policy Provider Agreement but shall not include any interest on Policy Drawings other than Policy Provider Interest Obligations.

     "PREMIUM" means, with respect to any Security redeemed pursuant to Article 4 of the Indenture, the following percentage of the principal amount of such
Security: (i) if redeemed before the first anniversary of the Issuance Date, 1.5%; (ii) if redeemed on or after such first anniversary and before the second anniversary of the Issuance Date, 1.0%; and (iii) if redeemed on or after such second anniversary and before the third anniversary of the Issuance Date, 0.5%; PROVIDED that no Premium shall be payable in connection with a redemption made by the Company to satisfy the Maximum Collateral Ratio or Minimum Rotable Ratio requirement pursuant to Section 3.1 of the Collateral Maintenance Agreement.

     "PRIOR FUNDS" means, on any Distribution Date, any Drawing paid under the Liquidity Facility on such Distribution Date and any funds withdrawn from the Cash Collateral Account on such Distribution Date in respect of accrued interest on the Securities.

     "PROCEEDS   DEFICIENCY  DRAWING"  is  defined  in  Section  3.6(b)  of  the
Indenture.

     "PROPELLER" includes a part, appurtenance, and accessory of a propeller.

     "PROVIDER INCUMBENCY CERTIFICATE" is defined in Section 3.7(b) of the Indenture.

     "PROVIDER REPRESENTATIVES" is defined in Section 3.7(b) of the Indenture.

     "PURCHASE AGREEMENT" means the Purchase Agreement dated December 2, 2002 by and between the Initial Purchaser and the Company.

     "QIB" means a qualified institutional buyer as defined in Rule 144A.

     "QUALIFIED SPARE PARTS" has the meaning provided in clause (1) of the first paragraph in Section 2.01 of the Security Agreement.

     "RATING AGENCIES" means, collectively, at any time, each nationally recognized rating agency which shall have been requested by the Company to rate the Securities and which shall then be rating the Securities. The initial Rating Agency will be Moody's.

     "RATINGS CONFIRMATION" means, with respect to any action proposed to be taken, a written confirmation from each of the Rating Agencies that such action would not result in (i) a reduction of the rating for the Securities below the then current rating for the Securities (such rating as determined without regard to the Policy) or (ii) a withdrawal or suspension of the rating of the Securities.

     "RECORD DATE" means the fifteenth (15th) day preceding any Scheduled Interest Payment Date, whether or not a Business Day.

     "REDEMPTION DATE", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to the Indenture and such Security.

     "REFERENCE AGENCY AGREEMENT" means the Reference Agency Agreement, dated as of the Issuance Date, among the Company, WTC, as the reference agent thereunder, and the Trustee.

     "REGISTER" has the meaning provided in Section 2.8 of the Indenture.

     "REGISTRAR" has the meaning provided in Section 2.8 of the Indenture.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of December 6, 2002, by and between the Company and the Initial Purchaser.

     "REGULATION S" means Regulation S under the Securities Act.

     "REGULATION S DEFINITIVE SECURITIES" is defined in Section 2.1(e) of the Indenture.

     "REGULATION  S  GLOBAL  SECURITY"  is  defined  in  Section  2.1(d)  of the
Indenture.

     "RELEVANT DATE" is defined in Section 3.6(c) of the Indenture.

     "REPLACEMENT LIQUIDITY FACILITY" means an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Securities (before downgrading of such ratings, if any, as a result of the downgrading of the Liquidity Provider), and be consented to by the Policy Provider, which consent shall not be unreasonably withheld or delayed, in a face amount (or in an aggregate face amount) equal to the amount of interest payable on the Securities (at the Capped Interest Rate, and without regard to expected future principal payments) on the eight Interest Payment Dates following the date of replacement of such Liquidity Facility (or if such date is an Interest Payment Date, on such day and the seven Interest Payment Dates following the date of replacement of such Liquidity Facility) and issued by a Person (or Persons) having unsecured short-term debt rating or issuer credit rating, as the case may be, issued by the Rating Agencies which are equal to or higher than the Threshold Rating. Without limitation of the form that a Replacement Liquidity Facility otherwise may have pursuant to the preceding sentence, a Replacement Liquidity Facility for the Securities may have a stated expiration date earlier than 15 days after the Final Legal Maturity Date so long as such Replacement Liquidity Facility provides for a Non-Extension Drawing as contemplated by Section 3.5(d) of the Indenture.

     "REQUEST" means a written request for the action therein specified signed on behalf of the Company by any Officer and delivered to the Trustee. Each Request shall be accompanied by an Officers' Certificate if and to the extent required by Section 12.4 of the Indenture.

     "REQUIRED AMOUNT" means, for any day, the sum of the aggregate amount of interest, calculated at the Capped Interest Rate, that would be payable on the Securities on each of the eight successive Interest Payment Dates immediately following such day or, if such day is an Interest Payment Date, on such day and the succeeding seven Interest Payment Dates, in each case calculated on the basis of the outstanding principal amount of the Securities on such date and without regard to expected future payments of principal on the Securities.

     "REQUIRED HOLDERS" means from time to time the Holders of more than 50% in aggregate unpaid principal amount of the Securities then Outstanding.

     "RESPONSIBLE OFFICER" means (i) with respect to the Trustee, any officer in the corporate trust administration department of the Trustee or any other officer customarily performing functions similar to those performed by the Persons who at the time shall be such officers or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject, (ii) with respect to the Liquidity Provider, any authorized officer of the Liquidity Provider, and (iii) with respect to the Policy Provider, any authorized officer of the Policy Provider.

     "RESTRICTED DEFINITIVE SECURITIES" is defined in Section 2.1(e) of the Indenture.

     "RESTRICTED GLOBAL SECURITY" is defined in Section 2.1(c) of the Indenture.

     "RESTRICTED LEGEND" is defined in Section 2.2 of the Indenture.

     "RESTRICTED PERIOD" is defined in Section 2.1(d) of the Indenture.

     "RESTRICTED SECURITIES" are defined in Section 2.2 of the Indenture.

     "ROTABLE" means a Qualified Spare Part that wears over time and can be repeatedly restored to a serviceable condition over a period approximating the life of the flight equipment to which it relates.

     "ROTABLE RATIO" shall mean a percentage determined by dividing (i) the Fair Market Value of the Rotables, as set forth in the most recent Independent Appraiser's Certificate delivered by the Company pursuant to Article 2 of the Collateral Maintenance Agreement, as supplemented pursuant to Section 3.1 of the Collateral Maintenance Agreement, if applicable, by (ii) the aggregate principal amount of all Securities Outstanding minus the sum of the Cash Collateral held by the Collateral Agent.

     "RULE 144A" means Rule 144A under the Securities Act.

     "SALES" is defined in Section 3.2 of the Collateral Maintenance Agreement.

     "SCHEDULED INTEREST PAYMENT DATE" means each Interest Payment Date, without giving effect to the proviso to the definition of Interest Payment Date.

     "SCHEDULED PAYMENT DATE" means (i) with respect to any payment of interest, the Interest Payment Date applicable thereto, (ii) with respect to any payment of defaulted interest, the payment date established pursuant to Section 2.16,
(iii) with respect to amounts due on the redemption of any Security, the Redemption Date applicable thereto, and (iv) with respect to the final maturity of the Securities, December 6, 2007.

     "SEC" means the Securities and Exchange Commission and any government agency succeeding to its functions.

     "SECTION 1110" means Section 1110 of the Bankruptcy Code.

     "SECTION 1110 PERIOD" means the continuous period of (i) 60 days specified in Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period, if any, agreed to under Section 1110(b) of the Bankruptcy Code), plus (ii) an additional period, if any, commencing with the trustee or debtor-in-possession in such proceeding agreeing, with court approval, to perform its obligations under the Operative Documents within such 60 days (or longer period as agreed) and continuing until such time as such trustee or debtor-in-possession ceases to fully perform its obligations thereunder with the result that the period during which the Collateral Agent is prohibited from repossessing the collateral under any Collateral Agreement comes to an end.

     "SECURITIES" means the "Securities", as defined in the Indenture, that are issued under the Indenture.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

     "SECURITY AGENT" means the Trustee acting in the capacity of security agent on behalf of the Holders under the Security Agreement.

     "SECURITY AGREEMENT" means the Spare Parts Security Agreement dated as of the date of the Indenture between the Company and the Security Agent.

     "SECURITYHOLDER" means any holder of one or more Securities.

     "SEMIANNUAL METHODOLOGY" means the Annual Methodology, excluding actions referred to in clauses (iii) and (iv) of the definition of Annual Methodology.

     "SEMIANNUAL VALUATION DATE" is defined in Section 2.2 of the Collateral Maintenance Agreement.

     "SERVICEABLE PARTS" means Pledged Spare Parts in condition satisfactory for incorporation in, installation on, attachment or appurtenance to or use in an Aircraft, Engine or other Qualified Spare Part.

     "SHELF REGISTRATION STATEMENT" means the shelf registration statement which may be required to be filed by the Company with the SEC pursuant to the Registration Rights Agreement, other than an Exchange Offer Registration Statement.

     "SPARE PART" means an accessory, appurtenance, or part of an Aircraft (except an Engine or Propeller), Engine (except a Propeller), Propeller, or Appliance, that is to be installed at a later time in an Aircraft, Engine, Propeller or Appliance.

     "SPARE PARTS COLLATERAL" has the meaning specified in Section 2.01 of the Security Agreement.

     "SPARE PARTS DOCUMENTS" has the meaning set forth in clause (6) of the first paragraph of Section 2.01 of the Security Agreement.

     "SPECIAL  DEFAULT"  means a Payment  Default  or a  Continental  Bankruptcy
Event.

     "SPECIAL RECORD DATE" has the meaning provided in Section 2.10 of the Indenture.

     "SPECIAL VALUATION DATE" is defined in Section 2.4 of the Collateral Maintenance Agreement.

     "STANDARD & POOR'S" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "STATED AMOUNT" means the Maximum Commitment (as defined in the Liquidity Facility).

     "STATED EXPIRATION DATE" is defined in Section 3.5(d) of the Indenture.

     "SUBORDINATED SECURITIES" is defined in Section 2.18 of the Indenture.

     "SUCCESSOR COMPANY" is defined in Section 5.4(a)(i) of the Indenture.

     "SUPPLEMENTAL SECURITY AGREEMENT" means a supplement to the Security Agreement substantially in the form of Exhibit A to the Security Agreement.

     "SUPPORT DOCUMENTS" means the Liquidity Facility, the Policy, the Policy Provider Agreement and the Fee Letters.

     "TAX" and "TAXES" mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) imposed or otherwise assessed by the United States of America or by any state, local or foreign government (or any subdivision or agency thereof) or other taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth and similar charges; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, gains taxes, license, registration and documentation fees, customs duties, tariffs, and similar charges.

     "TERMINATION NOTICE" has the meaning assigned to such term in the Liquidity Facility.

     "THRESHOLD AMOUNT" means $2,000,000.

     "THRESHOLD RATING" means the short-term unsecured debt rating of P-1 by Moody's and A-1 by Standard & Poor's; PROVIDED that so long as the initial Liquidity Provider is the Liquidity Provider, the Threshold Rating shall apply to the Liquidity Guarantor.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture; PROVIDED, HOWEVER, that in the event the TIA is amended after such date, "TIA" means, to the extent required by any such amendment, the TIA as so amended.

     "TRUST ACCOUNTS" is defined in Section 8.13(a) of the Indenture.

     "TRUST OFFICER" means any officer in the corporate trust department of the Trustee, or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "TRUSTEE" means the party named as such in the Indenture until a successor replaces it in accordance with the provisions of the Indenture and thereafter means the successor.

     "TRUSTEE INCUMBENCY CERTIFICATE" is defined in Section 3.7(a) of the Indenture.

     "TRUSTEE   PROVISIONS"   is  defined  in  Section  4.1  of  the  Collateral
Maintenance Agreement.

     "TRUSTEE REPRESENTATIVES" is defined in Section 3.7(a) of the Indenture.

     "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

     "UNAPPLIED   PROVIDER  ADVANCE"  is  defined  in  the  Liquidity  Facility.

     "UNSERVICEABLE PARTS" means Pledged Spare Parts that are not Serviceable Parts.

     "U.S." or "UNITED STATES" means the United States of America.

     "U.S. AIR CARRIER" means any United States air carrier that is a Citizen of the United States holding an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo.

     "U.S. GOVERNMENT" means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

     "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the option of the issuer thereof.

     "U.S. PERSON" means any Person described in Section 7701(a)(30) of the Code.

     "VALUATION DATES" is defined in Section 2.4 of the Collateral Maintenance Agreement.

     "WARRANTIES" is defined in clause (2) of Section 2.01 of the Security Agreement.

     "WRITTEN NOTICE" means, from the Trustee, the Liquidity Provider or the Policy Provider, a written instrument executed by the Designated Representative of such Person. An invoice delivered by the Liquidity Provider pursuant to
Section 3.1 of the Indenture in accordance with its normal invoicing procedures shall constitute Written Notice under such Section.

     "WTC" has the meaning specified in the first paragraph of the Indenture.

SECTION 2. RULES OF CONSTRUCTION. Unless the context otherwise requires, the following rules of construction shall apply for all purposes of the Operative Documents (including this appendix) and of such agreements as may incorporate this appendix by reference.

          (a) In each Operative Document, unless otherwise expressly provided, a reference to:

     (i) each of the Company, the Trustee, the Collateral Agent, the Security Agent or any other person includes, without prejudice to the provisions of any Operative Document, any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

     (ii) words importing the plural include the singular and words importing the singular include the plural;

     (iii) any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Operative Document, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Operative Documents, and any agreement, instrument or document entered into in substitution or replacement therefor;

     (iv) any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the Closing Date, and thereafter from time to time;

     (v) the words "Agreement", "this Agreement", "hereby", "herein", "hereto", "hereof" and "hereunder" and words of similar import when used in any Operative Document refer to such Operative Document as a whole and not to any particular provision of such Operative Document;

     (vi) the words "including", "including, without limitation", "including, but not limited to", and terms or phrases of similar import when used in any Operative Document, with respect to any matter or thing, mean including, without limitation, such matter or thing; and

     (vii) a "Section", an "Exhibit", an "Annex", an "Appendix" or a "Schedule" in any Operative Document, or in any annex thereto, is a reference to a section of, or an exhibit, an annex, an appendix or a schedule to, such Operative Document or such annex, respectively.

          (b) Each exhibit, annex, appendix and schedule to each Operative Document is incorporated in, and shall be deemed to be a part of, such Operative Document.

          (c) Unless otherwise  defined or specified in any Operative  Document,
all   accounting   terms  therein   shall  be  construed   and  all   accounting
determinations thereunder shall be made in accordance with GAAP.

          (d) Headings used in any Operative Document are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Document.

          (e) For purposes of each Operative Document, the occurrence and continuance of a Default or Event of Default referred to in Section 7.1(d), (e) or (f) of the Indenture shall not be deemed to prohibit the Company from taking any action or exercising any right that is conditioned on no Special Default, Default or Event of Default having occurred and be continuing if such Special Default, Default or Event of Default consists of the institution of reorganization proceedings with respect to the Company under Chapter 11 of the Bankruptcy Code and the trustee or debtor-in-possession in such proceedings shall have agreed to perform its obligations under the Operative Documents with the approval of the applicable court and thereafter shall have continued to perform such obligations in accordance with Section 1110.

                                                              Appendix II to the
                                                Collateral Maintenance Agreement




[Address to Policy Provider and
to the Trustee]

                APPRAISAL COMPLIANCE REPORT UNDER THE COLLATERAL
                              MAINTENANCE AGREEMENT

Ladies and Gentlemen:

     We refer to the Collateral Maintenance Agreement, dated as of December 6, 2002, between Continental Airlines, Inc. (the "COMPANY") and MBIA Insurance Corporation (the "AGREEMENT"). Terms defined in the Agreement and used herein have such respective defined meanings. The Company hereby certifies that:

1. This Compliance Report is accompanied by an Independent Appraiser's Certificate (the "RELEVANT APPRAISAL") dated [___________]. The Valuation Date for purposes of the Relevant Appraisal was [___________] (the "RELEVANT VALUATION DATE").

2. The following sets forth the calculation of the Collateral Ratio as of the Relevant Valuation Date:


                a.    The aggregate principal amount of all
                      Securities Outstanding as of the
                      Relevant Valuation Date                   $[_______]

                b.    The Fair Market Value of the Cash
                      Collateral as of the Relevant Valuation
                      Date                                      $[_______]

                c.    The Fair Market Value of the Collateral
                      (excluding Cash Collateral) as of the
                      Relevant Valuation Date, as set forth
                      in the accompanying Independent
                      Appraiser's Certificate                   $[_______]

                d.    The Collateral Ratio
                      ((a - b) / c)                              [_______]%

3. The following sets forth the calculation of the Rotable Ratio as of the Relevant Valuation Date:


                 a.    The Fair Market Value of the Rotables
                       as of the Relevant Valuation Date, as
                       set forth in the accompanying
                       Independent Appraiser's Certificate       $[_______]

                 b.    The aggregate principal amount of all
                       Securities Outstanding as of the
                       Relevant Valuation Date                   $[_______]

                 c.    The Fair Market Value of the Cash
                       Collateral as of the Relevant Valuation
                       Date                                      $[_______]

                 d.    The Rotable Ratio
                       (a / b - c)                                [_______]%

4. The Continental Cash Balance as of the Relevant Valuation Date was $[___________].


Dated:  [__________]


                                          Very truly yours,


                                          CONTINENTAL AIRLINES, INC.


                                          By:
                                             --------------------------------
                                             Name:
                                             Title:

                                                             Appendix III to the
                                                Collateral Maintenance Agreement




[Address to Policy Provider and
to the Trustee]

               NONAPPRAISAL COMPLIANCE REPORT UNDER THE COLLATERAL
                              MAINTENANCE AGREEMENT

Ladies and Gentlemen:

     We refer to the Collateral Maintenance Agreement, dated as of December 6, 2002, between Continental Airlines, Inc. (the "COMPANY") and MBIA Insurance Corporation (the "AGREEMENT"). Terms defined in the Agreement and used herein have such respective defined meanings. The Company hereby certifies that:

1. The most recent Independent Appraiser's Certificate furnished by the Company (the "RELEVANT APPRAISAL") [was dated October 31, 2002] [pursuant to Article 2 of the Agreement was dated [______________] (the "RELEVANT DATE").] The Valuation Date for purposes of the Relevant Appraisal was [___________] (the "RELEVANT VALUATION DATE").

2. The aggregate Appraised Value of all Collateral determined as of the Relevant Valuation Date pursuant to the Agreement [, as subsequently supplemented pursuant to Section 3.1 of the Agreement,] is $[________].

3. During the period (the "RELEVANT PERIOD") beginning on the [Closing Date] [Relevant Date] and ending on [_______] (the "DETERMINATION DATE").

     i)   Sales did not exceed 2% of the Appraised Value of the Collateral, and

     ii)  Moves did not exceed 2% of the Appraised Value of the Collateral.

4. Loans outstanding on the Determination Date did not exceed 2% of the Appraised Value of the Collateral.

5. Attached hereto as Exhibit 1 is a report that correctly sets forth as of the Determination Date the percentage of the average cost of all Pledged Spare Parts consisting of Rotables, Expendables and all Pledged Spare Parts located at each Company facility.

6. Attached hereto as Exhibit 2 is a report that correctly sets forth the following information as of the Determination Date with respect to each Pledged Spare Part model among the 500 Pledged Spare Part models with the highest aggregate Appraised Value:

     i)   Manufacturer's part number;

     ii)  the Company's part tracking number;

     iii) part description;

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     iv)  related aircraft model(s);

     v)   classification as Rotable or Expendable;

     vi)  quantity on hand; and

     vii) the Company's average cost.


                                          Very truly yours,


                                          CONTINENTAL AIRLINES, INC.


                                          By:
                                             --------------------------------
                                             Name:
                                             Title:



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                                                              Appendix IV to the
                                                Collateral Maintenance Agreement


                                    INSURANCE

           [OMITTED AS CONTAINING CONFIDENTIAL FINANCIAL INFORMATION]